Exhibit 4.3

[THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR QUALIFIED UNDER APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS AND MAY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS IN ACCORDANCE WITH APPLICABLE LAW AND, IN THE UNITED STATES, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW OR WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”).][FOR US RESIDENTS ONLY]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [DISTRIBUTION DATE TO BE INSERTED], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

Issuance Date:________, 202_

FORM OF COMMON STOCK PURCHASE WARRANT BIRCHBIOMED INC.

No: Convinote #	_____Warrants

1.	FOR VALUE RECEIVED, BIRCHBIOMED INC., a company incorporated under the laws of the Province of British Columbia, Canada (the “Company”), as of the date hereof (the “Issuance Date”), hereby certifies that _________________________ (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company _________ shares (the “Warrant Shares”) of the Company’s common shares (the “Common Stock”), exercisable at US $2.50 per share (the “Exercise Price”), subject to adjustment hereunder. This Warrant may be exercised any time after issuance through and including up to 5:00 p.m. (Toronto time) (the “Expiry Time”) on the ten (10) year anniversary of the Issuance Date (the “Expiration Date”), subject to the terms and conditions set out in this Warrant.

2.	Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

3.	Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares may bear a legend indicating that they have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or qualified by a prospectus in a province or territory of Canada and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration or prospectus requirements of the Securities Act or applicable Canadian securities laws and in accordance with applicable securities laws.

4.	Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of the shares of Common Stock (“Shares”) that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

5.	Exercise of Warrants.

(a)	This Warrant may be exercised at any time and from time to time from and after the Issuance Date and through and including the Expiration Date (the “Exercise Period”), for such number of Warrant Shares as is indicated in the form of Election to Purchase, which is attached hereto and incorporated herein as Exhibit A. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a new Warrant (“a New Warrant”) evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant. At the Expiry Time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)	Exercise of this Warrant shall be made upon surrender of this Warrant (or any New Warrant, as applicable), with an Election to Purchase in the form attached hereto (or attached to such New Warrant), appropriately completed and duly signed, to the Company at its address set forth in Section 10.

(c)	A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with an Election to Purchase in the form attached hereto (or attached to such New Warrant), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares specified in the Election to Purchase (as such exercise number shall be adjusted to reflect any adjustment in the total number of Warrant Shares issuable to the Warrant Holder per the terms of this Warrant), as set forth herein.

(d)	Payment upon exercise may be made at the written option of the Warrant Holder either by cashless exercise, as set forth in Section 5, or in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of Warrant Shares specified in the Election to Purchase (as such exercise number shall be adjusted to reflect any adjustment in the total number of Warrant Shares issuable to the Warrant Holder per the terms of this Warrant) and the Warrant Holder shall thereupon be entitled to receive the number of fully-paid and non-assessable Warrant Shares determined as provided herein.

(e)	The Company shall promptly, but in no event later than five (5) business days after the Date of Exercise as defined herein, issue or cause to be issued and cause to be delivered to, or upon the written order of the Warrant Holder in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by applicable securities laws.

6.	Cashless Exercise.

(a)	with the Election to Purchase, and the Company shall issue to the Warrant Holder the number of Warrant Shares determined as follows:

X = Y (A - B) / A

where:

X =	The number of Warrant Shares to be issued to the Warrant Holder.
Y =	The number of Warrant Shares with respect to which this Warrant is being exercised.
A =	The fair market value of one Warrant Share.
B =	The Exercise Price.

For purposes of this Section 5(a), the fair market value of one Warrant Share shall be determined by the first of the following clauses that applies:

(b)	if the Common Stock is traded on a securities exchange or the National Association of Securities Dealers Automated Quotations system (NASDAQ) the fair market value shall be the last sale price on the trading day immediately prior to the Date of Exercise or, if no sale of the Common Stock took place on the trading day immediately prior to the Date of Exercise, then the fair market value shall be the last sale price on the most recent day prior to the Date of Exercise on which trades were made and reported;

(c)	if the Common Stock is traded over-the-counter, the value shall be deemed to be the last sale price on the trading day immediately prior to the Date of Exercise or, if no sale of the Common Stock took place on the trading day immediately prior to the Date of Exercise, then the fair market value shall be the last sale price on the most recent day prior to the Date of Exercise on which trades were made and reported; or

(d)	if there is no active public market for the Common Stock, the fair market value thereof shall be determined in good faith by the Company’s board of directors.

(e)	For purposes of Rule 144 of the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the Issuance Date.

7.	Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 6, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable down to the next whole number.

8.	Adjustment for Certain Events. The number, class, and price of Warrant Shares for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

(a)	Subdivisions, Combinations and Other Issuances. If the outstanding shares of Common Stock are divided into a greater number of shares, by forward stock split or otherwise, or a dividend in stock is paid on the Common Stock, then the number of Warrant Shares for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, by reverse stock split or otherwise, then the number of Warrant Shares for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 7(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 7(a).

(b)	Merger, Consolidation, Reclassification, Reorganization, Etc. In case of any change in Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Warrant Holder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which the Warrant Holder would have been entitled if, immediately prior to such event, the Warrant Holder had held the number of Warrant Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrant Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock deliverable upon the exercise of the Warrant.

9.	On the happening of each and every such event set out in Section 7, the applicable provisions of this Warrant, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended.

10.	In any case in which Section 7 shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such an event:

(a)	issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event, and

(b)	delivering to such holder any distributions declared with respect to such additional Shares after such Date of Exercise and before such event.

11.	Notice. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or email transmission or (iii) three (3) business days after being deposited in the mail, certified or registered mail, postage prepaid:

(a)	If to the Company:

BirchBioMed Inc.

130 Kingcross Drive

King City, ON L7B 1E6

Canada

Attention: Mr. Mark Miller, CEO

Facsimile No.: ***

Telephone No.: ***

with a copy (which will not constitute notice) to:

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604

Attention: Christopher Murillo
Facsimile No.: ***

Telephone No.: ***

(b)	If to the Warrant Holder, to the address set forth on the signature page hereof, or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

12.	Tax Advisors. The Warrant Holder has reviewed with its own tax advisors the U.S. federal, state and local tax consequences and the tax consequences of any other applicable jurisdiction of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Warrant Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Warrant Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

13.	Miscellaneous.

(a)	This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder. The holder of this Warrant agrees to execute a 90-day Lock Up if required by any Underwriter of the Company in connection with any initial public offering of the Company’s Commons Stock.

(b)	Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

(c)	Nothing contained herein shall confer any obligation or right upon the Warrant Holder hereof or any other person to subscribe for or purchase any Shares of the Company at any time subsequent to the Expiry Time. After the Expiry Time, this Warrant and all rights hereunder shall expire and be void and of no value.

(d)	This Warrant, or any of the rights granted hereunder, shall not be transferred, assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) by the Warrant Holder without the consent of the Company, and subject to compliance with applicable laws. Any such attempted transfer or disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this section, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void.

(e)	The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(f)	In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(g)	The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

(h)	This Warrant shall be governed by and construed in accordance with the laws of the Province of British Columbia without regard to principles of conflicts of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

THE COMPANY:

BIRCHBIOMED, INC.

By:
Name:	Mark Miller
Title:	Chairman

WARRANT HOLDER:

By:

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

TO: BIRCHBIOMED, INC.

(1)	The undersigned hereby elects to purchase_________________Common Shares of BirchBioMed Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2)	Payment shall take the form of (check applicable box):

☐	In lawful money of the United States; or

☐	[If permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 6 of the Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 6.

(3)	Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

Name:

Taxpayer ID:

Address:

(4)	If the number of Common Shares issuable upon this exercise shall not be all of the Common Shares which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant evidencing the right to purchase the Common Shares not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

Name:

Taxpayer ID:

Address:

14.	HOLDER:

Name:

By:

Title:

Dated: